EXHIBIT 10.3

                         COMMON STOCK PURCHASE AGREEMENT
                         -------------------------------



         THIS COMMON STOCK PURCHASE AGREEMENT ("Purchase Agreement") is dated as of January 3, 2000, by and between XYBERNAUT CORPORATION, a Delaware corporation, with headquarters located at 12701 Fair Lakes Circle, Suite 550, Fairfax, Virginia 22033 (the "Company"), and DALSTON HOLDINGS LIMITED, having an office at _____________________ (the "Investor").

                               W I T N E S S E T H

         WHEREAS, the Company wishes sell to the Investor, and the Investor is willing to buy from the Company, subject to the terms and conditions set forth herein, six hundred forty-seven thousand five hundred (647,500) shares of Common Stock of the Company, par value $.01 per share.

         NOW, THEREFORE, for and in consideration of the premises and the mutual agreement contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.       MUTUAL DELIVERIES.

                  (a) Upon the delivery by the Investor of the sum of Two Million Five Hundred Ninety Thousand and 00/100 ($2,590,000) (the "Purchase Price"), the Company shall deliver to the Investor one or more certificates for 647,500 shares of Common Stock of the Company (the "Shares") at the price of $4.00 per share, bearing substantially the following legend:

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       THE SECURITIES  REPRESENTED HEREBY (THE "SECURITIES") HAVE NOT
       BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

                  (b) The Company shall also deliver, or cause to be delivered, the original or execution copies of this Purchase Agreement.

         2.   REPRESENTATIONS  AND  WARRANTIES  OF  THE  COMPANY.   The  Company
represents and warrants to the Investor that:

                  (a) The Company has the corporate power and authority to enter into this Purchase Agreement, and to perform its obligations hereunder. The execution and delivery by the Company of this Purchase Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. This Purchase Agreement has been duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable against it in accordance with their respective terms, subject to the effects of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and to the application of equitable principles in any proceeding (legal or equitable).

                  (b) The execution, delivery and performance by the Company of this Purchase Agreement, and the consummation of the transactions contemplated hereby, do not and will not breach or constitute a default under any applicable law or regulation or of any agreement,

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judgment,  order, decree or other instrument binding on the Company which breach or default could reasonably by expected to have a material adverse effect on the Company taken as a whole.

                  (c) Except as set forth in Form 10-QSB filed on November 12, 1999 (the "SEC Filing"), there is no pending, or to the knowledge of the Company, threatened, judicial, administrative or arbitral action, claim, suit, proceeding or investigation which might affect the validity or enforceability of this Purchase Agreement or which involves the Company and which if adversely determined, could reasonably be expected to have a material adverse effect on the Company.

                  (d) No consent or approval of, or exemption by, or filing with, any party or governmental or public body or authority is required in connection with the execution, delivery and performance under this Purchase Agreement or the taking of any action contemplated hereunder or thereunder.

                  (e) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation.

                  (f) The execution, delivery and performance of this Agreement by the Company, and the consummation of the transactions contemplated hereby, will not (i) violate any provision of the Company's articles of incorporation or bylaws, (ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of the effect of, otherwise, give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which the Company is a party or by or to which the Company or any of the Company's assets or properties may be bound or subject, (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body by which the Company, or the assets or properties

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of the Company are bound, (iv) to the Company's knowledge,  violate any statute, law or regulation.

         3. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR. The Investor hereby represents and warrants to the Company that:

                  (a) The Investor has the corporate power and authority to enter into this Purchase Agreement and to perform its obligations hereunder. The execution and delivery by the Investor of this Purchase Agreement, and the consummation by the Investor of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of the Investor. This Purchase Agreement has been duly executed and delivered by the Investor and constitute valid and binding obligations of the Investor, enforceable against it in accordance with their respective terms, subject to the effects of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and to the application of equitable principles in any proceeding (legal or equitable).

                  (b) The execution, delivery and performance by the Investor of this Purchase Agreement, and the consummation of the transactions contemplated hereby, do not and will not breach or constitute a default under any applicable law or regulation or of any agreement, judgment, order, decree or other instrument binding on the Investor.

                  (c) The Investor has prior substantial investment experience, including investment in non-listed and non-registered securities and has had the opportunity to engage the services of an investment advisor, attorney or accountant to read all of the documents furnished

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or made  available  by the  Company  to the  Investor  in  connection  with this investment and to evaluate the merits and risks of this investment.

         4. COVENANTS OF THE COMPANY. The Company covenants and agrees to use its best efforts to register the Shares and to include the Shares in the first registration statement to be filed subsequent to the effective date of the registration statement currently pending before the Securities and Exchange Commission.

         5.       DELIVERY OF SHARES.

                  a. Promptly following the delivery by the Investor of the Purchase Price for the Common Stock in accordance with Section 1 hereof, the Company will irrevocably instruct its transfer agent to issue the Shares to the Investor with the legended certificates representing the Shares.

                  b. Within three (3) business days (such third business day, the "Delivery Date") after the business day on which the Company has received both of the Notice of Sale (by facsimile or other delivery) and the original Common Stock certificate (and if the same are not delivered to the Company on the same date, the date of delivery of the second of such items), the Company
(i) shall deliver, and shall cause legal counsel selected by the Company to deliver, to its transfer agent (with copies to Investor) an appropriate instruction and opinion of such counsel, for the delivery of Unlegended Shares issuable upon sale of the Shares pursuant to Registration Statement ("Unlegended Shares"); and (ii) transmit the certificates representing the Unlegended Shares (together, unless otherwise instructed by the Investor, with Common Stock not sold), to the Investor at the address specified in a Notice of Sale (which may be the Investor's address for

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notices as contemplated by Section 6 hereof or a different  address) via express courier, by electronic transfer or otherwise.

                  c. In lieu of delivering physical certificates representing the Unlegended Shares provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of the Investor and its compliance with the provisions contained in this paragraph, so long as the certificates therefor do not bear a legend and the Investor thereof is not obligated to return such certificate for the placement of a legend thereon, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Unlegended Shares by crediting the account of Investor's Prime Broker with DTC through its Deposit Withdrawal Agent Commission system.

         6. NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given upon personal delivery or seven business days after deposit in the United States Postal Service, by (a) advance copy by fax, and (b) mailing by express courier or registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days advance written notice to each of the other parties hereto.

COMPANY:          XYBERNAUT CORPORATION
                           12701 Fair Lakes Circle
                           Suite 550
                           Fairfax, Virginia 22033
                           ATT: Mr. Steven Newman, Vice Chairman
                           Telephone No.: (703) 631-6925
                           Facsimile No.:  (703) 631-6734

                           with a copy to:
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                           Parker Chapin Flattau & Klimpl, LLP
                           1211 Avenue of the Americas
                           New York, New York 10036
                           ATTN: Martin Eric Weisberg, Esq.
                           Telephone No.: (212) 704-6000
                           Facsimile No.:  (212) 704-6288

PURCHASER:        At the address set forth on the first  page of this Agreement.

                           with a copy to:

                           Krieger & Prager, LLP
                           39 Broadway, Suite 1440
                           New York, New York 10006
                           Telephone No.: (212) 363-2900
                           Facsimile No.:  (212) 363-2999

         7. SEVERABILITY. If a court of competent jurisdiction determines that any provision of this Purchase Agreement is invalid, unenforceable or illegal for any reason, such determination shall not affect or impair the validity, legality and enforceability of the other provisions of this Purchase Agreement. If any such invalidity, unenforceability or illegality of a provision of this Purchase Agreement becomes known or apparent to any of the parties hereto, the parties shall negotiate promptly and in good faith in an attempt to make appropriate changes and adjustments to such provision specifically and this Purchase Agreement generally to achieve as closely as possible, consistent with applicable law, the intent and spirit of such provision specifically and this Purchase Agreement generally.

         8. EXECUTION IN COUNTERPARTS. This Purchase Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute the same Purchase Agreement.

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         9. GOVERNING LAW. This Agreement  shall be governed by and  interpreted in accordance with the laws of the State of New York.


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         IN WITNESS WHEREOF,  the parties have executed this Purchase  Agreement as of the date first written above.

                                      XYBERNAUT CORPORATION



                                      By: ______________________________________
                                          Name:
                                          Title:

                                      DALSTON HOLDINGS LIMITED



                                      By: ______________________________________
                                          Name:
                                          Title: